Exhibit 23.3

CONSENT OF TAX COUNSEL

We hereby consent to the filing of our opinion as Exhibit 8.1 to this Registration Statement on Form S-3 (the “Registration Statement”) and to all references to our Firm included or made a part of this Registration Statement. In addition, we hereby consent to the discussion of our opinion in the Prospectus constituting part of this Registration Statement under the caption “Material U.S. Federal Income Tax Considerations.”

New York, New York	/s/ Sidley Austin LLP
January 3, 2013